      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998

                                                REGISTRATION NO. 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         NORTHSTAR HEALTH SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                   25-1697152
         --------                                   ----------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

    665 Philadelphia Street
     Indiana, Pennsylvania                             15701
     ---------------------                             -----
(Address of Principal Executive Offices)             (Zip Code)


                               -------------------

                         NORTHSTAR HEALTH SERVICES, INC.
                             1997 STOCK OPTION PLAN
                              (Full title of plan)

                              --------------------

           Thomas W. Zaucha, Chairman of the Board, President and CEO

                         Northstar Health Services, Inc.
                             665 Philadelphia Street
                           Indiana, Pennsylvania 15701
                           ---------------------------
                     (Name and address of agent for service)
                                 (724) 465-3200
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                            Robin M. Wilder, Esquire
                          Duane, Morris & Heckscher LLP
                       305 North Front Street, Fifth Floor
                                  P.O. Box 1003
                       Harrisburg, Pennsylvania 17108-1003

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed               Proposed
 Title of securities         Amount to be         maximum offering       maximum aggregate          Amount of
  to be registered           registered(1)       price per share(2)      offering price(2)      registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,              1,000,000 shares            $0.703                $703,000                $207.39
par value $.01
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1997 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee based on the average high and low prices of the Common Stock of the Company on June 15, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written request, any documents incorporated herein by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) other documents required to be delivered to eligible employees pursuant to Rule 428(b) promulgated under the Securities Act or additional information about Northstar Health Services, Inc. 1997 Stock Option Plan and its administrators are available without charge by contacting:


                               Investor Relations Department
                               Northstar Health Services, Inc.
                               665 Philadelphia Street, P.O. Box 1289
                               Indiana, PA 15701
                               (724) 349-7500

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-K of Northstar Health Services, Inc. (the "Company") for the year ended December 31, 1997 as filed by the Company with the Commission.

         (b) The Company's Form 10-Q Report for the quarter ended March 31, 1998 as filed by the Company with the Commission.

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission under the Securities Act of 1933, as amended, on June 3, 1993 and the Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933, as amended, on December 15, 1995.

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 2.  DESCRIPTION OF SECURITIES.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 3.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements and schedules of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Said reports contain a modification regarding the Company's ability to continue as a going concern.

         The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Harrisburg, Pennsylvania.

ITEM 4.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

         Section 145 further provides: That a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under
Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Article VII of the Company's amended By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

         The Company maintains professional malpractice liability insurance up to $7,000,000 in the aggregate on all of its professional employees.

ITEM 5.  EXEMPTION FROM REGISTRATION CLAIMED.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 6.  EXHIBITS.

(4)      Northstar Health Services, Inc. 1997 Stock Option Plan
(5)      Opinion of Duane, Morris & Heckscher LLP
(23)(A) Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5)
(23)(B)  Consent of Arthur Andersen LLP
(24)     Power of Attorney (see page II-7 of this Registration Statement)

ITEM 7.  UNDERTAKINGS.

         The registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indiana, Pennsylvania on June 11, 1998.

                                  NORTHSTAR HEALTH SERVICES, INC.

                                  By: /s/ Thomas W. Zaucha
                                     ------------------------------------------
                                      Thomas W. Zaucha, Chairman of the
                                      Board, Director, President and CEO
                                      (Principal Executive Officer)

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas W. Zaucha and Lisa S. Guarino, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                                   Title                       Date
---------                                                   -----                       ----

/s/ Thomas W. Zaucha                               Chairman of the Board,               June 11, 1998
----------------------------------             Director, President, and Chief
Thomas W. Zaucha                                     Executive Officer
                                                (Principal Executive Officer)



/s/ Lisa S. Guarino                       Executive Vice President, Chief Financial     June 11, 1998
----------------------------------                 Officer, and Treasurer
Lisa S. Guarino                                   (Principal Accounting and
                                                      Financial Officer)


Signature                                                  Title                        Date
---------                                                  -----                        ----

/s/ Lawrence F. Jindra
----------------------------------
Lawrence F. Jindra                                        Director                      June 11, 1998


/s/ James H. McElwain                                     Director                      June 11, 1998
----------------------------------
James H. McElwain


/s/ Mark G. Mykityshyn                                    Director                      June 11, 1998
----------------------------------
Mark G. Mykityshyn

/s/ Roger J. Reschini                                     Director                      June 11, 1998
----------------------------------
Roger J. Reschini

/s/ David B. White                                        Director                      June 15, 1998
----------------------------------
David B. White





                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.                  EXHIBIT

(4)           Northstar Health Services, Inc. 1997 Stock Option Plan.

(5)           Opinion of Duane, Morris & Heckscher LLP.

(23)(A) Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

(23)(B)       Consent of Arthur Andersen LLP.

(24)          Power of Attorney (see page II-7 of this Registration Statement).